Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

OPINION RESEARCH CORPORATION

(a Delaware corporation)

ARTICLE I

CORPORATE OFFICES

1.1 REGISTERED OFFICE

The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

1.2 OTHER OFFICES

The board of directors may at any time establish other offices at any place or places, within or outside the State of Delaware.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.

2.2 ANNUAL MEETING

The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected and any other proper business may be transacted. Stockholders may act by unanimous written consent to elect directors in lieu of holding an annual meeting.

2.3 SPECIAL MEETING

A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president.

2.4 NOTICE OF STOCKHOLDERS’ MEETINGS

All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Amended and Restated Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6 QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.7 ADJOURNED MEETING NOTICE

When a meeting is adjourned to another time or place, unless these Amended and Restated Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8 VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Amended and Restated Bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

At a stockholders’ meeting at which directors are to be elected, or at elections held under special circumstances, each stockholder shall be entitled to one vote for each share of Common Stock held by such stockholder.

There shall be no cumulative voting.

2.9 WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the Delaware General Corporation Law or of the certificate of incorporation or these Amended and Restated Bylaws, a written waiver thereof, signed by the person entitled to notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless in any written waiver of notice or any waiver by electronic transmission so required by the certificate of incorporation or these Amended and Restated Bylaws.

2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise provided in the certificate of incorporation, any action required by this chapter to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the Delaware General Corporation Law if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given as provided in Section 228 of the Delaware General Corporation Law.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received in accordance herewith, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed herein.

2.11 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

(i) Actions other than Written Consent. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or other lawful purpose (other than the expression of consent to corporate action in writing without a meeting) the directors may fix, in advance, a record date, which, in the case of a meeting of stockholders, shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held and the record date for determining stockholders for any other purpose pursuant to this Section 2.11(i) shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

(ii) Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which date shall be not more than ten (10) days after the date upon which such resolution is made. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

2.12 PROXIES

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the Delaware General Corporation Law.

2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE III

DIRECTORS

3.1 POWERS

Subject to the provisions of the Delaware General Corporation Law and any limitations in the certificate of incorporation or these Amended and Restated Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2 NUMBER OF DIRECTORS

Subject to any contrary provisions in the certificate of incorporation, the board of directors shall consist of one or more members, as fixed by the board of directors from time to time. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in the certificate of incorporation and Section 3.4 of these Amended and Restated Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these Amended and Restated Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Upon the demand of any stockholder, the vote for directors or the vote upon any question before the meeting shall be by ballot.

3.4 RESIGNATION AND VACANCIES

Any director may resign at any time upon written notice to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the certificate of incorporation or these Amended and Restated Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these Amended and Restated Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the Delaware General Corporation Law.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the Delaware General Corporation Law as far as applicable.

3.5 MEETINGS BY TELEPHONE

Unless otherwise restricted by the certificate of incorporation or these Amended and Restated Bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 BOARD MEETINGS; PLACE AND NOTICE

Meetings of the Board of Directors may be held from time to time at any place within or outside the State of Delaware that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally, or in writing, or by attendance. Any director may call a Board meeting by giving twenty-four (24) hours notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting, and may be given by mail, telephone, telegram, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

3.7 QUORUM

At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.8 WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the Delaware General Corporation Law or of the certificate of incorporation or these Amended and Restated Bylaws, a written waiver thereof, signed by the person entitled to notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice unless in any written waiver of notice or any waiver by electronic transmission so required by the certificate of incorporation or these Amended and Restated Bylaws.

3.9 ADJOURNED MEETING; NOTICE

If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.10 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these Amended and Restated Bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

3.11 FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these Amended and Restated Bylaws, the board of directors shall have the authority to fix the compensation of directors.

3.12 REMOVAL OF DIRECTORS

Unless otherwise restricted by statute, by the certificate of incorporation or by these Amended and Restated Bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV

COMMITTEES

4.1 COMMITTEES OF DIRECTORS

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the Amended and Restated Bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the Delaware General Corporation Law, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the Delaware General Corporation Law, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the Amended and Restated Bylaws of the corporation; and, unless the board resolution establishing the committee, the Amended and Restated Bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

4.2 COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3 MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Amended and Restated Bylaws, Section 3.5 (place of meetings; meetings by telephone), Section 3.6 (board meetings; place and notice), Section 3.7 (quorum), Section 3.8 (waiver of notice), Section 3.9 (adjourned meeting; notice), and Section 3.10 (action without a meeting), with such changes in the context of those Amended and Restated Bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Amended and Restated Bylaws.

ARTICLE V

OFFICERS

5.1 OFFICERS

The officers of the corporation shall be a president, a chief executive officer, a chief financial officer and a secretary. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents or assistant vice presidents, assistant secretaries, assistant financial officers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Amended and Restated Bylaws. Any number of offices may be held by the same person.

5.2 ELECTION OF OFFICERS

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 of these Amended and Restated Bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

5.3 SUBORDINATE OFFICERS

The board of directors may appoint or empower the chief executive officer to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Amended and Restated Bylaws or as the board of directors may from time to time determine.

5.4 REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5 VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

5.6 CHIEF EXECUTIVE OFFICER

Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer (a) shall have general active management of the business of the corporation; (b) shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the stockholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly designated by the Certificate, these Amended and Restated Bylaws or the Board to some other officer or agent of the corporation; (e) may maintain records of and certify proceedings of the Board and stockholders; and (f) shall perform such other duties as may from time to time be assigned to him by the Board.

5.7 CHIEF FINANCIAL OFFICER

Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer (a) shall keep accurate financial records for the corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all of his transactions as chief financial officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

5.8 CHAIRMAN OF THE BOARD

The Chairman of the Board shall preside at all meetings of the stockholders and of the Board and shall exercise general supervision and direction over the more significant matters of policy affecting the affairs of the corporation, including particularly its financial and fiscal affairs.

5.9 PRESIDENT

Unless otherwise determined by the Board, the President shall be the chief executive officer. If an officer other than the President is designated chief executive officer, the President shall perform such duties as may from time to time be assigned to him by the Board.

5.10 VICE PRESIDENT

Each Vice President shall have such powers and shall perform such duties as may be specified in these Amended and Restated Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the power and duties of the President.

5.11 SECRETARY

The Secretary shall, unless otherwise determined by the Board, be secretary of and attend all meetings of the stockholders and Board of Directors, and may record the proceedings of such meetings in the minute book of the corporation and, whenever necessary, certify such proceedings. The Secretary shall give proper notice of meetings of stockholders and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

5.12 DELEGATION

Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may delegate in writing some or all of the duties and powers of his office to other persons.

5.13 AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

ARTICLE VI

INDEMNITY

6.1 NATURE OF INDEMNITY

Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so by the Delaware General Corporation Law, as the same exists or may hereafter be amended against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article VI shall be a contract right and, subject to Sections 6.2 and 6.5 hereof, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

6.2 PROCEDURE FOR INDEMNIFICATION

Any indemnification of a director, officer, employee, fiduciary or agent of the corporation under Section 6.1 or advance of expenses under Section 6.5 shall be made promptly, and in any event within 30 days, upon the written request of the director, officer, employee, fiduciary or agent. If a determination (as defined in the Delaware General Corporation Law) by the corporation that the director, officer, employee, fiduciary or agent is entitled to indemnification pursuant to this Article VI is required, and the corporation fails to respond within sixty days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article VI shall be enforceable by the director, officer, employee, fiduciary or agent in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

6.3 ARTICLE NOT EXCLUSIVE

The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

6.4 INSURANCE

The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article VI.

6.5 EXPENSES

Expenses incurred by any person described in Section 6.1 in defending a proceeding shall be paid by the corporation in advance of such proceeding’s final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

6.6 EMPLOYEES AND AGENTS

Persons who are not covered by the foregoing provisions of this Article VI and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

6.7 CONTRACT RIGHTS

The provisions of this Article VI shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article VI and the relevant provisions of the Delaware General Corporation Law or other applicable law are in effect, and any repeal or modification of this Article VI or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

6.8 MERGER OR CONSOLIDATION

For purposes of this Article VI, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VII

RECORDS AND REPORTS

7.1 MAINTENANCE AND INSPECTION OF RECORDS

The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Amended and Restated Bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

7.2 INSPECTION BY DIRECTORS

Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chairman of the board, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII

GENERAL MATTERS

8.1 CHECKS

From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The board of directors, except as otherwise provided in these Amended and Restated Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3 STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the chief financial officer or an assistant financial officer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4 LOST CERTIFICATES

Except as provided in this Section 8.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.5 CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Amended and Restated Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.6 DIVIDENDS

The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the Delaware General Corporation Law. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.7 FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

8.8 SEAL

This corporation may have a corporate seal, which may be adopted or altered at the pleasure of the board of directors, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.9 TRANSFER OF STOCK

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.10 STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law.

8.11 REGISTERED STOCKHOLDERS

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

AMENDMENTS

The original or other Amended and Restated Bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal Amended and Restated Bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Amended and Restated Bylaws.

ARTICLE X

DISSOLUTION

If it should be deemed advisable in the judgment of the board of directors of the corporation that the corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of Section 275 of the Delaware General Corporation Law and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the Delaware General Corporation Law. Upon such certificate’s becoming effective in accordance with Section 103 of the Delaware General Corporation Law, the corporation shall be dissolved.

Whenever all the stockholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of directors or stockholders shall be necessary. The consent shall be filed and shall become effective in accordance with Section 103 of the Delaware General Corporation Law. Upon such consent’s becoming effective in accordance with Section 103 of the Delaware General Corporation Law, the corporation shall be dissolved. If the consent is signed by an attorney, then the original power of attorney or a photocopy thereof shall be attached to and filed with the consent. The consent filed with the Secretary of State shall have attached to it the affidavit of the secretary or some other officer of the corporation stating that the consent has been signed by or on behalf of all the stockholders entitled to vote on a dissolution; in addition, there shall be attached to the consent a certification by the secretary or some other officer of the corporation setting forth the names and residences of the directors and officers of the corporation.

ARTICLE XI

CUSTODIAN

11.1 APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES

The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the corporation is insolvent, to be receivers, of and for the corporation when:

(i) at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or

(ii) the business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that the required vote for action by the board of directors cannot be obtained and the stockholders are unable to terminate this division; or

(iii) the corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

11.2 DUTIES OF CUSTODIAN

The custodian shall have all the powers and title of a receiver appointed under Section 291 of the Delaware General Corporation Law, but the authority of the custodian shall be to continue the business of the corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the Delaware General Corporation Law.

* * *

CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED BYLAWS

OF

OPINION RESEARCH CORPORATION

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Opinion Research Corporation, a Delaware corporation, and that the foregoing Amended and Restated Bylaws were adopted as the Amended and Restated Bylaws of the Corporation as of December 4, 2006.

/s/ Fred Vakili
Fred Vakili, Secretary

[SIGNATURE PAGE TO AMENDED AND RESTATED BYLAWS]